Investor Contacts:  Rusty Cloutier
   President & CEO or
   Jim McLemore, CFA
   Sr. EVP & CFO
   337.237.8343

MidSouth Bancorp, Inc. Reports Second Quarter 2014 Results and Declares Quarterly Dividends

Quarterly Highlights
•	Diluted operating EPS $0.35 versus $0.29 for 2Q 2013
•	Period end loan growth of $40.0 million or 13.5% annualized
•	Average loan growth of $58.9 million or 20.6% annualized
•	Operating noninterest expense declined sequentially by $444,000 or 2.5%
•	Operating return on average tangible common equity of 14.63%
•	Core FTE NIM on linked quarter basis of 4.39% versus 4.33%

LAFAYETTE, LA., July 28, 2014/PRNewswire-FirstCall/ -- MidSouth Bancorp, Inc. (“MidSouth”) (NYSE:MSL) today reported quarterly net earnings available to common shareholders of $3.9 million for the second quarter of 2014, compared to net earnings available to common shareholders of $3.3 million reported for the second quarter of 2013 and $6.7 million in net earnings available to common shareholders for the first quarter of 2014.  Diluted earnings for the second quarter of 2014 were $0.34 per common share, compared to $0.29 per common share reported for the second quarter of 2013 and $0.57 per common share reported for the first quarter of 2014.  The first quarter of 2014 included $3.0 million of executive officer life insurance proceeds recorded in noninterest income following the unexpected passing of former Vice Chairman and Chief Operating Officer Jerry Reaux and after-tax related noninterest expenses of $160,000.  The first and second quarters of 2014 also included efficiency consultant expenses of $53,000 and $107,000, respectively.  Excluding these non-operating income and expenses, operating earnings per share for the first and second quarter of 2014 was $0.33 and $0.35, respectively.

C. R. Cloutier, President and CEO, commenting on second quarter earnings remarked, “We are pleased to report another strong quarter of loan growth and improvements in efficiency and operating earnings in our second quarter results.  I am very proud of our team and the excellent execution of our plan to improve earnings for our shareholders.  We have improved operating diluted earnings per share by 11 cents or 19% in the first six months of this year compared to last year.   This was despite of the loss of over 13 cents per diluted share of income from purchase accounting adjustments over this period and no new merger transactions to replace any of this lost income.  Having to replace this much lost income and still grow operating earnings 19% through old-fashioned organic growth and cost savings has been challenging and I am proud of what our team has accomplished.  However, our work is not done and our focus will continue to be improvement in earnings for our shareholders – every day, every week, every month.”

During the second quarter, MidSouth suffered a tremendous loss with the passing of Dr. Joe B. Hargroder, a founding board member.  Dr. Hargroder served as Vice Chairman of the Board from 1990 to 2012, having relinquished the role in May 2012 due to declining health.  In recognition of his lifetime of service to Jefferson Davis Parish and the vital role he played in the founding of MidSouth, the Board of Directors established the Dr. Joe Hargroder Scholarship in 2005 through the McNeese Foundation for students from Jefferson Davis Parish.

Balance Sheet

Consolidated assets and total deposits remained constant at $1.9 billion and $1.5 billion for the quarters ended June 30, 2014 and March 31, 2014, respectively.  Our stable core deposit base, which excludes time deposits, declined $14.1 million for the quarter ended June 30, 2014 and accounted for 85.5% of deposits compared to 85.1% of deposits at March 31, 2014.  Net loans totaled $1.2 billion at June 30, 2014 and March 31, 2014, compared to $1.1 billion at December 31, 2013.  Total loans grew $40.0 million, or 3.4% for the quarter and $86.6 million for the six months ended June 30, 2014.  The majority of the loan growth was in the commercial loan portfolio, along with solid growth in the commercial real estate and consumer loan portfolios over the three and six months ended June 30, 2014.

MidSouth’s Tier 1 leverage capital ratio was 9.81% at June 30, 2014 compared to 9.71% at March 31, 2014.  Tier 1 risk-based capital and total risk-based capital ratios were 13.34% and 14.03% at June 30, 2014, compared to 13.49% and 14.18% at March 31, 2014, respectively.  Tier 1 common equity to total risk-weighted assets at June 30, 2014 was 8.12%.  Tangible common equity totaled $111.4 million at June 30, 2014, compared to $107.3 million at March 31, 2014.  Tangible book value per share at June 30, 2014 was $9.86 versus $9.51 at March 31, 2014.

 Asset Quality

Nonperforming assets totaled $13.5 million at June 30, 2014, an increase of $654,000 over the $12.9 million reported at March 31, 2014.  The increase resulted from an $888,000 increase in nonaccrual loans.  Allowance coverage for nonperforming loans decreased to 127.53% at June 30, 2014 compared to 139.66% at March 31, 2014.  The ALL/total loans ratio was 0.74% at June 30, 2014 and March 31, 2014.  Including valuation accounting adjustments on acquired loans, the total valuation accounting adjustment plus ALL was 1.29% of loans at June 30, 2014.  The ratio of annualized net charge-offs to total loans was 0.29% for the three months ended June 30, 2014 compared to 0.19% for the three months ended March 31, 2014.

Total nonperforming assets to total loans plus ORE and other assets repossessed was 1.10% at June 30, 2014 compared to 1.08% at March 31, 2014.  Loans classified as troubled debt restructurings (“TDRs”) totaled $417,000 at June 30, 2014, a decrease of $1.2 million from the $1.6 million reported at March 31, 2014.  The decrease in TDRs resulted from the payoff of a loan relationship totaling $1.2 million that was previously placed on TDR status during the first quarter of 2014.  Classified assets, including ORE, increased $1.6 million, or 5.1%, to $33.1 million compared to $31.5 million at March 31, 2014.

Second Quarter 2014 vs. Second Quarter 2013 Earnings Comparison

Second quarter 2014 net earnings available to common shareholders totaled $3.9 million compared to $3.3 million for the second quarter of 2013.  Revenues from consolidated operations decreased $372,000 in quarterly comparison.  Interest income decreased $761,000 in quarterly comparison, as a $1.2 million decrease in loan valuation income was partially offset by an increase in interest income earned on a higher volume of loans.  Noninterest income increased $257,000 in quarterly comparison, from $5.0 million for the three months ended June 30, 2013 to $5.3 million for the three months ended June 30, 2014.  Increases in noninterest income consisted primarily of $177,000 in service charges on deposit accounts, $128,000 in gain on sales of securities and $215,000 in ATM/debit card income, which were partially offset by decreases of $145,000 in fees earned from credit-related products and $89,000 in mortgage banking fees.

Excluding the $107,000 of efficiency consultant expenses recorded in the second quarter of 2014, noninterest expenses decreased $1.3 million for the second quarter 2014 compared to second quarter 2013 and consisted primarily of decreases of $351,000 in expenses on ORE and other repossessed assets, $155,000 in marketing expenses, $209,000 in legal and professional fees, $122,000 in corporate development expense, $124,000 in courier expense and $155,000 in the cost of printing and supplies.  The decreased costs were partially offset by a $119,000 increase in salaries and benefits costs and a $110,000 increase in ATM/debit card expense.  The increase in salaries and benefits costs was driven by an increase in group health insurance expense of $248,000 due to a higher volume of claims.  Net of the increase in group health insurance, salary and benefit costs declined $129,000.  The provision for loan losses decreased $50,000, and income tax expense increased $369,000 in quarterly comparison.

Dividends paid on the Series B Preferred Stock issued to the Treasury as a result of our participation in the Small Business Lending Fund (“SBLF”) totaled $80,000 for the second quarter of 2014 based on a dividend rate of 1.00%.  The dividend rate is set at 1.00% through February 25, 2016.  The Series C Preferred Stock issued with the December 28, 2012 acquisition of PSB Financial Corporation (“PSB”) paid dividends totaling $90,000 for the three months ended June 30, 2014.

Fully taxable-equivalent (“FTE”) net interest income totaled $19.5 million and $20.1 million for the quarters ended June 30, 2014 and 2013, respectively.  The FTE net interest income decreased $620,000 in prior year quarterly comparison primarily due to a reduction in purchase accounting adjustments on acquired loans.  The average volume of loans increased $125.6 million in quarterly comparison, and the average yield on loans decreased 85 basis points, from 6.76% to 5.91%.  The purchase accounting adjustments added 23 basis points to the average yield on loans for the second quarter of 2014 and 75 basis points to the average yield on loans for the second quarter of 2013.  Net of the impact of the purchase accounting adjustments, average loan yields declined 33 basis points in prior year quarterly comparison, from 6.01% to 5.68%.  Loan yields have declined primarily as the result of a sustained low interest rate environment.

Investment securities totaled $450.0 million, or 23.7% of total assets at June 30, 2014, versus $530.9 million, or 28.5% of total assets at June 30, 2013.  The investment portfolio had an effective duration of 3.9 years and an unrealized gain of $4.2 million at June 30, 2014.  The average volume of investment securities decreased $72.4 million in prior year quarterly comparison.  The average tax equivalent yield on investment securities increased 11 basis points, from 2.52% to 2.63%.  The $72.4 million decrease in investment securities combined with a $23.7 million increase in short-term FHLB advances over the past twelve months primarily funded the increase in loans during the same period.

The average yield on all earning assets decreased 33 basis points in prior year quarterly comparison, from 5.26% for the second quarter of 2013 to 4.93% for the second quarter of 2014.  Net of the impact of purchase accounting adjustments, the average yield on total earning assets decreased 1 basis point, from 4.78% to 4.77% for the three month periods ended June 30, 2013 and 2014, respectively.

The impact to interest expense of a $43.3 million increase in the average volume of interest bearing liabilities was offset by a 5 basis point decrease in the average rate paid on interest bearing liabilities, from 0.51% at June 30, 2013 to 0.46% at June 30, 2014.  Net of purchase accounting adjustments on acquired certificates of deposit and FHLB borrowings, the average rate paid on interest bearing liabilities was 0.60% for the second quarter of 2013 and declined to 0.51% for the second quarter of 2014.

As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 29 basis points, from 4.87% for the second quarter of 2013 to 4.58% for the second quarter of 2014.  Net of purchase accounting adjustments on loans, deposits and FHLB borrowings, the FTE margin increased 6 basis points, from 4.33% for the second quarter of 2013 to 4.39% for the second quarter of 2014.

Second Quarter 2014 vs. First Quarter 2014 Earnings Comparison

In sequential-quarter comparison, net earnings available to common shareholders decreased $2.7 million primarily due to the $3.0 million of life insurance proceeds recorded as noninterest income in the first quarter of 2014.  Additionally, the decrease in net earnings available to common shareholders resulted from a $650,000 increase in the provision for loan losses and a $233,000 increase in income tax expense, which were offset by an increase of $218,000 in net interest income and a decrease of $579,000 in noninterest expense.  Excluding the $3.0 million of life insurance income recorded in the first quarter of 2014, noninterest income increased $344,000 in sequential-quarter comparison.  The increase resulted primarily from a $128,000 gain on sale of securities, a $139,000 increase in ATM/debit card income and a $68,000 increase in service charge income on deposits.

Noninterest expenses in the first and second quarter of 2014 included efficiency consultant expenses of $53,000 and $107,000, respectively.  Additionally, noninterest expenses in the first quarter of 2014 included $189,000 of non-operating expenses primarily associated with incentive compensation plans for Mr. Reaux.  Excluding these non-operating expenses, noninterest expense decreased $444,000 and primarily included decreases of $186,000 in salaries and benefits costs, $102,000 in occupancy expenses and $72,000 in courier expense.

FTE net interest income increased $198,000 in sequential-quarter comparison primarily due to an increase of $58.9 million in the average volume of loans.  The average yield on loans decreased 27 basis points, from 6.18% for the first quarter of 2014 to 5.91% for the second quarter of 2014, primarily due to a reduction in purchase accounting adjustments on acquired loans.  The average yield on total earning assets decreased 9 basis points for the same period, from 5.02% to 4.93%, respectively.  An average increase of $15.8 million in interest bearing liabilities was primarily due to an average increase of $13.9 million in overnight repurchase agreements.  As a result of these changes in volume and yield on earning assets and interest bearing liabilities, the FTE net interest margin decreased 8 basis points, from 4.66% to 4.58%.  Net of purchase accounting adjustments, the FTE net interest margin increased 6 basis points, from 4.33% for the quarter ended March 31, 2014 to 4.39% for the quarter ended June 30, 2014.

Year-Over-Year Earnings Comparison

In year-over-year comparison, net earnings available to common shareholders increased $4.2 million and included $3.0 million of executive life insurance proceeds recorded in noninterest income and related noninterest expenses of $189,000 in the first quarter of 2014.  The first quarter of 2013 included $214,000 of net merger and conversion related expenses associated with the PSB acquisition, and the first six months of 2014 included efficiency consultant expenses of $160,000.  Excluding these non-operating income and expenses, operating earnings increased $1.4 million in year-to-date comparison and included a $743,000 increase in noninterest income and a $1.0 million decrease in non-interest expense.

Excluding the $3.0 million of life insurance income, increases in noninterest income consisted primarily of $386,000 in service charges on deposit accounts and $573,000 in ATM and debit card income.  Excluding the non-operating expenses in 2014 and 2013, decreases in noninterest expense included $321,000 in marketing expenses, $303,000 in legal and professional fees, $250,000 in the cost of printing and supplies, $159,000 in courier expense, $112,000 in fraud losses and $312,000 in expenses on ORE and repossessed assets.  The decrease was partially offset by a $401,000 increase in salaries and benefits costs (primarily increased group health insurance costs) and a $366,000 increase in ATM/debit card expense.

A reduction in the dividend rate paid on the Series B preferred stock issued in connection with SBLF resulted in a $334,000 decrease in dividends on preferred stock in year-over-year comparison.

In year-to-date comparison, FTE net interest income decreased $132,000 primarily due to a decrease in purchase accounting adjustments that resulted in a decrease in the average yield on loans, from 6.70% at June 30, 2013 to 6.04% at June 30, 2014.  The average yield on earning assets decreased in year-to-date comparison, from 5.14% at June 30, 2013 to 4.98% at June 30, 2014.  The purchase accounting adjustments added 77 basis points to the average yield on loans for the first six months of 2013 and 32 basis points for the first six months of 2014.  Net of purchase accounting adjustments, the average yield on earning assets increased 9 basis points, from 4.66% at June 30, 2013 to 4.75% at June 30, 2014.

Interest expense decreased in year-over-year comparison primarily due to a decrease in the average rate paid on interest bearing liabilities.  The average rate paid on interest-bearing liabilities decreased 7 basis points, from 0.54% at June 30, 2013 to 0.47% at June 30, 2014.  Net of purchase accounting adjustments, the average rate paid on interest-bearing liabilities decreased 11 basis points, from 0.63% at June 30, 2013 to 0.52% at June 30, 2014.  The FTE net interest margin decreased 12 basis points, from 4.74% for the six months ended June 30, 2013 to 4.62% for the six months ended June 30, 2014.  Net of purchase accounting adjustments, the FTE net interest margin increased 18 basis points, from 4.18% to 4.36% for the six months ended June 30, 2013 and 2014, respectively.

Third Quarter Events

MidSouth is reporting today a number of earnings impacts that have occurred or are expected to occur in the third quarter of 2014.

In July 2014, MidSouth closed on the sale of commercial property held as ORE which resulted in a $1.1 million gain on sale of ORE and reduced ORE owned from the $6.3 million held at June 30, 2014 to $4.9 million, or 22.2%.  The $1.1 million gain recorded will have an estimated after tax effect on diluted earnings per share of $0.06 for the third quarter of 2014.

On August 22, 2014, MidSouth will redeem in full its $7.2 million Statutory Trust 1 and Capital Securities (TRUPS) at a redemption price of 103.57% to par.  The redemption has been approved by federal banking regulators and will result in an after tax charge to third quarter earnings of approximately $167,000, or $0.01 on diluted earnings per share.  The resulting improvement in earnings from the reduction in interest expense on the TRUPS, net of the impact of the cost of funds used to pay off the TRUPS and the reduction in dividend income earned on the Capital Securities is estimated to be approximately $113,000 per quarter after tax or $0.01.  As of June 30, 2014, proforma ratios reflecting the payoff of the Statutory Trust 1 result in a 40 basis point decrease in the Tier 1 leverage ratio, from 9.81% to 9.41%.  Proforma Tier 1 risk-based capital ratio and total risk based capital ratios decrease 52 basis points, to 12.82% and 13.51%, respectively.

Third quarter 2014 earnings will also be impacted by approximately $200,000 in FIS consulting costs associated with a process improvement initiative and $330,000 in costs associated with the demolition and rebuilding of a banking center.  The process improvement initiative began in the second quarter of 2014 and will be on-going through year-end.  The current banking center in Sulphur, Louisiana will be demolished and a new banking center constructed to service expected growth in that market from multiple oilfield related expansion projects slated in the area.  The after tax effect of the $550,000 in nonoperating costs expected in the third quarter is estimated to be $0.03 on diluted earnings per share.

Dividends

MidSouth’s Board of Directors announced a cash dividend was declared in the amount of $0.09 per share to be paid on its common stock on November 3, 2014 to shareholders of record as of the close of business on October 15, 2014.  Additionally, a quarterly cash dividend of 1.00% per preferred share on its 4.00% Non-Cumulative Perpetual Convertible Preferred Stock, Series C was declared payable on October 15, 2014 to shareholders of record as of the close of business on October 1, 2014.  MidSouth’s Series C Preferred Stock is quoted on the OTC Bulletin Board (“OTCBB”) under the ticker symbol MSLXP.

About MidSouth Bancorp, Inc.

MidSouth Bancorp, Inc. is a financial holding company headquartered in Lafayette, Louisiana, with assets of $1.9 billion as of June 30, 2014. MidSouth Bancorp, Inc. trades on the NYSE under the symbol “MSL.” MidSouth’s Series C Preferred Stock is quoted on the OTC Bulletin Board ("OTCBB") under the ticker symbol MSLXP.  Through its wholly owned subsidiary, MidSouth Bank, N.A., MidSouth offers a full range of banking services to commercial and retail customers in Louisiana and Texas. MidSouth Bank currently has 60 locations in Louisiana and Texas and is connected to a worldwide ATM network that provides customers with access to more than 55,000 surcharge-free ATMs. Additional corporate information is available at www.midsouthbank.com.

Forward-Looking Statements

Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties.  These statements include, among others, the expected impacts of future expansion plans and future operating results.  Actual results may differ materially from the results anticipated in these forward-looking statements.  Factors that might cause such a difference include, among other matters, changes in interest rates and market prices that could affect the net interest margin, asset valuation, and expense levels; changes in local economic and business conditions, including, without limitation, changes related to the oil and gas industries, that could adversely affect customers and their ability to repay borrowings under agreed upon terms, adversely affect the value of the underlying collateral related to their borrowings, and reduce demand for loans; the timing and ability to reach any agreement to restructure nonaccrual loans;  increased competition for deposits and loans which could affect compositions, rates and terms; the timing and impact of future acquisitions, the success or failure of integrating operations, and the ability to capitalize on growth opportunities upon entering new markets; loss of critical personnel and the challenge of hiring qualified personnel at reasonable compensation levels; legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by our regulators, changes in the scope and cost of FDIC insurance and other coverage; and other factors discussed under the heading “Risk Factors” in MidSouth’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on March 14, 2014 and in its other filings with the SEC.  MidSouth does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise, except as required by law.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

	Quarter	Quarter	Quarter	Quarter	Quarter
	Ended	Ended	Ended	Ended	Ended
EARNINGS DATA	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013
Total interest income	$20,595	$20,399	$21,014	$20,704	$21,356
Total interest expense	1,482	1,504	1,575	1,633	1,614
Net interest income	19,113	18,895	19,439	19,071	19,742
FTE net interest income	19,459	19,261	19,834	19,486	20,079
Provision for loan losses	1,200	550	800	450	1,250
Non-interest income	5,261	7,917	4,896	4,988	5,004
Non-interest expense	17,123	17,702	18,427	18,481	18,267
Earnings before income taxes	6,051	8,560	5,108	5,128	5,229
Income tax expense	1,935	1,702	1,563	1,588	1,566
Net earnings	4,116	6,858	3,545	3,540	3,663
Dividends on preferred stock	170	180	180	468	392
Net earnings available to common shareholders	$3,946	$6,678	$3,365	$3,072	$3,271

PER COMMON SHARE DATA
Basic earnings per share	$0.35	$0.59	$0.30	$0.27	$0.29
Diluted earnings per share	0.34	0.57	0.29	0.27	0.29
Diluted earnings per share, operating (Non-GAAP)(*)	0.35	0.33	0.29	0.27	0.29
Quarterly dividends per share	0.09	0.08	0.08	0.08	0.08
Book value at end of period	14.25	13.92	13.21	13.12	12.92
Tangible book value at period end (Non-GAAP)(*)	9.86	9.51	8.76	8.61	8.39
Market price at end of period	19.89	16.83	17.86	15.50	15.53
Shares outstanding at period end	11,296,147	11,281,647	11,256,712	11,253,216	11,253,216
Weighted average shares outstanding
Basic	11,288,045	11,258,374	11,255,670	11,253,216	11,238,945
Diluted	11,922,525	11,878,660	11,886,433	11,868,851	11,838,862

AVERAGE BALANCE SHEET DATA
Total assets	$1,887,726	$1,859,212	$1,862,962	$1,863,090	$1,850,483
Loans and leases	1,205,930	1,147,010	1,141,829	1,123,086	1,080,295
Total deposits	1,532,910	1,527,353	1,515,673	1,521,146	1,538,320
Total common equity	159,766	153,012	149,489	146,182	150,287
Total tangible common equity (Non-GAAP)(*)	110,075	103,036	98,941	95,363	98,996
Total equity	201,257	194,980	191,486	188,179	192,284

SELECTED RATIOS
Annualized return on average assets, operating (Non-GAAP)(*)	0.85%	0.84%	0.72%	0.65%	0.71%
Annualized return on average common equity, operating (Non-GAAP)(*)	10.08%	10.26%	8.93%	8.34%	8.73%
Annualized return on average tangible common equity, operating (Non-GAAP)(*)	14.63%	15.24%	13.49%	12.78%	13.25%
Average loans to average deposits	78.67%	75.10%	75.33%	73.83%	70.23%
Taxable-equivalent net interest margin	4.58%	4.66%	4.69%	4.60%	4.87%
Tier 1 leverage capital ratio	9.81%	9.71%	9.35%	9.17%	9.14%

CREDIT QUALITY
Allowance for loan losses (ALLL) as a % of total loans	0.74%	0.74%	0.77%	0.76%	0.76%
Nonperforming assets to tangible equity + ALLL	8.34%	8.16%	8.02%	8.94%	9.51%
Nonperforming assets to total loans, other real estate
owned and other repossessed assets	1.10%	1.08%	1.05%	1.15%	1.23%
Annualized QTD net charge-offs to total loans	0.29%	0.19%	0.24%	0.11%	0.06%

(*) See reconciliation of Non-GAAP financial measures on page 13.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

BALANCE SHEET	June 30,	March 31,	December 31,	September 30,	June 30,
	2014	2014	2013	2013	2013
Assets
Cash and cash equivalents	$63,935	$64,503	$59,731	$43,434	$59,578
Securities available-for-sale	301,028	331,488	341,665	358,675	367,299
Securities held-to-maturity	148,927	152,162	155,523	159,141	163,610
Total investment securities	449,955	483,650	497,188	517,816	530,909
Other investments	12,090	11,530	11,526	10,951	10,951
Total loans	1,224,182	1,184,189	1,137,554	1,145,023	1,118,572
Allowance for loan losses	(9,075)	(8,765)	(8,779)	(8,667)	(8,531)
Loans, net	1,215,107	1,175,424	1,128,775	1,136,356	1,110,041
Premises and equipment	71,787	72,500	72,343	70,147	67,881
Goodwill and other intangibles	49,559	49,835	50,112	50,703	50,980
Other assets	33,845	31,483	31,485	33,400	33,436
Total assets	$1,896,278	$1,888,925	$1,851,160	$1,862,807	$1,863,776

Liabilities and Shareholders' Equity
Non-interest bearing deposits	$389,734	$379,576	$383,257	$380,048	$395,341
Interest-bearing deposits	1,135,688	1,168,354	1,135,546	1,126,078	1,140,453
Total deposits	1,525,422	1,547,930	1,518,803	1,506,126	1,535,794
Securities sold under agreements to repurchase and other short term borrowings	67,574	51,995	53,916	77,809	51,710
Short-term FHLB advances	35,000	25,000	25,000	25,000	25,000
Other borrowings	26,990	27,347	27,703	28,059	28,416
Junior subordinated debentures	29,384	29,384	29,384	29,384	29,384
Other liabilities	9,492	8,632	5,605	6,800	6,039
Total liabilities	1,693,862	1,690,288	1,660,411	1,673,178	1,676,343
Total shareholders' equity	202,416	198,637	190,749	189,629	187,433
Total liabilities and shareholders' equity	$1,896,278	$1,888,925	$1,851,160	$1,862,807	$1,863,776

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands except per share data)

EARNINGS STATEMENT	Three Months Ended
	6/30/2014	3/31/2014	12/31/2013	9/30/2013	6/30/2013

Interest income:
Loans, including fees	$17,183	$16,395	$16,727	$16,707	$16,370
Investment securities	2,725	2,829	2,876	2,956	3,063
Accretion of purchase accounting adjustments	586	1,088	1,323	945	1,827
Other interest income	101	87	88	96	96
Total interest income	20,595	20,399	21,014	20,704	21,356

Interest expense:
Deposits	926	950	1,017	1,114	1,166
Borrowings	395	377	411	414	380
Junior subordinated debentures	320	347	339	335	336
Accretion of purchase accounting adjustments	(159)	(170)	(192)	(230)	(268)
Total interest expense	1,482	1,504	1,575	1,633	1,614

Net interest income	19,113	18,895	19,439	19,071	19,742
Provision for loan losses	1,200	550	800	450	1,250
Net interest income after provision for loan losses	17,913	18,345	18,639	18,621	18,492

Noninterest income:
Service charges on deposit accounts	2,448	2,380	2,431	2,352	2,271
ATM and debit card income	1,853	1,714	1,687	1,719	1,638
Gain on securities, net	128	-	5	25	-
Mortgage lending	49	49	82	109	138
Executive officer life insurance proceeds (non-operating)(*)	-	3,000	-	-	-
Other charges and fees	783	774	691	783	957
Total non-interest income	5,261	7,917	4,896	4,988	5,004

Noninterest expense:
Salaries and employee benefits	8,488	8,674	8,781	8,640	8,369
Occupancy expense	3,689	3,791	3,916	3,874	3,725
ATM and debit card	707	690	707	661	597
Legal and professional fees	326	288	506	303	535
FDIC premiums	251	262	282	265	244
Marketing	366	303	545	739	521
Corporate development	331	366	347	349	453
Data processing	483	492	473	482	409
Printing and supplies	275	280	304	321	430
Expenses on ORE and other assets repossessed	172	228	201	288	523
Amortization of core deposit intangibles	276	277	276	277	276
Efficiency consultant expenses (non-operating)(*)	107	53	-	-	-
Expenses related to death of executive officer (non-operating)(*)	-	189	-	-	-
Other non-interest expense	1,652	1,809	2,089	2,282	2,185
Total non-interest expense	17,123	17,702	18,427	18,481	18,267
Earnings before income taxes	6,051	8,560	5,108	5,128	5,229
Income tax expense	1,935	1,702	1,563	1,588	1,566
Net earnings	4,116	6,858	3,545	3,540	3,663
Dividends on preferred stock	170	180	180	468	392
Net earnings available to common shareholders	$3,946	$6,678	$3,365	$3,072	$3,271

Earnings per common share, diluted	$0.34	$0.57	$0.29	$0.27	$0.29

Operating earnings per common share, diluted (Non-GAAP)(*)	$0.35	$0.33	$0.29	$0.27	$0.29

(*) See reconciliation of Non-GAAP financial measures on page 13.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

COMPOSITION OF LOANS	June 30,	Percent	March 31,	December 31,	September 30,	June 30,	Percent
	2014	of Total	2014	2013	2013	2013	of Total
Commercial, financial, and
agricultural	$454,310	37.11%	$435,523	$403,976	$423,073	$391,241	34.98%
Lease financing receivable	4,750	0.39%	5,102	5,542	5,340	5,656	0.51%
Real estate - construction	86,238	7.04%	78,988	82,691	76,213	82,851	7.41%
Real estate - commercial	413,565	33.78%	408,546	397,135	401,080	404,543	36.17%
Real estate - residential	153,082	12.50%	150,551	146,841	142,431	141,689	12.67%
Installment loans to individuals	108,581	8.87%	101,869	97,459	94,722	90,571	8.10%
Other	3,656	0.30%	3,610	3,910	2,164	2,021	0.18%

Total loans	$1,224,182		$1,184,189	$1,137,554	$1,145,023	$1,118,572

COMPOSITION OF DEPOSITS
	June 30,	Percent	March 31,	December 31,	September 30,	June 30,	Percent
	2014	of Total	2014	2013	2013	2013	of Total
Noninterest bearing	$389,734	25.55%	$379,576	$383,257	$380,048	$395,341	25.74%
NOW & Other	443,287	29.06%	456,127	429,279	412,873	431,596	28.10%
Money Market/Savings	470,731	30.86%	482,143	465,748	463,621	453,729	29.54%
Time Deposits of less than $100,000	104,423	6.85%	108,306	112,782	116,118	119,299	7.77%
Time Deposits of $100,000 or more	117,247	7.69%	121,778	127,737	133,466	135,829	8.84%

Total deposits	$1,525,422		$1,547,930	$1,518,803	$1,506,126	$1,535,794

ASSET QUALITY DATA
	June 30,		March 31,	December 31,	September 30,	June 30,
	2014		2014	2013	2013	2013
Nonaccrual loans	$6,913		$6,025	$5,099	$5,760	$6,388
Loans past due 90 days and over	203		251	178	744	117
Total nonperforming loans	7,116		6,276	5,277	6,504	6,505
Other real estate	6,314		6,525	6,687	6,672	6,900
Other repossessed assets	81		56	20	18	-
Total nonperforming assets	$13,511		$12,857	$11,984	$13,194	$13,405

Troubled debt restructurings	$417		$1,579	$412	$419	$405

Nonperforming assets to total assets	0.71%		0.68%	0.65%	0.71%	0.72%
Nonperforming assets to total loans +
ORE + other repossessed assets	1.10%		1.08%	1.05%	1.15%	1.19%
ALLL to nonperforming loans	127.53%		139.66%	166.36%	133.26%	131.15%
ALLL to total loans	0.74%		0.74%	0.77%	0.76%	0.76%

Quarter-to-date charge-offs	$990		$688	$740	$375	$267
Quarter-to-date recoveries	100		124	53	61	91
Quarter-to-date net charge-offs	$890		$564	$687	$314	$176
Annualized QTD net charge-offs to
total loans	0.29%		0.19%	0.24%	0.11%	0.06%

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Condensed Consolidated Financial Information (unaudited)
(in thousands)

YIELD ANALYSIS	Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended			Three Months Ended
	June 30, 2014			March 31, 2014			December 31, 2013			September 30, 2013			June 30, 2013

		Tax			Tax			Tax			Tax			Tax
	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/	Average	Equivalent	Yield/
	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Taxable securities	$379,124	$2,064	2.18%	$397,642	$2,136	2.15%	$409,561	$2,128	2.08%	$418,964	$2,171	2.07%	$434,730	$2,251	2.07%
Tax-exempt securities	87,964	1,007	4.58%	91,792	1,059	4.61%	98,648	1,143	4.63%	101,226	1,200	4.74%	104,747	1,149	4.39%
Total investment
securities	467,088	3,071	2.63%	489,434	3,195	2.61%	508,209	3,271	2.57%	520,190	3,371	2.59%	539,477	3,400	2.52%
Federal funds sold	2,260	1	0.18%	2,921	1	0.14%	2,535	1	0.15%	2,180	1	0.18%	1,593	1	0.25%
Time and interest
bearing deposits in
other banks	16,789	11	0.26%	25,891	16	0.25%	14,546	9	0.24%	22,519	15	0.26%	23,346	17	0.29%
Other investments	11,679	89	3.05%	11,527	70	2.43%	11,263	78	2.77%	10,948	80	2.92%	10,056	78	3.10%
Loans	1,205,930	17,769	5.91%	1,147,010	17,483	6.18%	1,141,829	18,050	6.27%	1,123,086	17,652	6.24%	1,080,295	18,197	6.76%
Total interest
earning assets	1,703,746	20,941	4.93%	1,676,783	20,765	5.02%	1,678,382	21,409	5.06%	1,678,923	21,119	4.99%	1,654,767	21,693	5.26%
Non-interest earning
assets	183,980			182,429			184,580			184,167			195,716
Total assets	$1,887,726			$1,859,212			$1,862,962			$1,863,090			$1,850,483

Interest-bearing
liabilities:
Deposits	$1,156,638	$858	0.30%	$1,155,011	$871	0.31%	$1,126,742	$917	0.32%	$1,133,126	$976	0.34%	$1,149,285	$990	0.35%
Repurchase
agreements	62,322	199	1.28%	48,413	180	1.51%	67,022	207	1.23%	64,274	204	1.26%	47,667	182	1.53%
Federal funds
purchased	679	1	0.58%	168	-	0.00%	747	1	0.52%	354	-	0.00%	1,466	3	0.81%
Short-term
borrowings	25,110	9	0.14%	25,000	10	0.16%	23,913	9	0.15%	25,000	11	0.17%	1,374	-	0.00%
Notes payable	27,218	95	1.38%	27,577	96	1.39%	27,922	101	1.42%	28,301	107	1.48%	28,885	103	1.41%
Junior subordinated
debentures	29,384	320	4.31%	29,384	347	4.72%	29,384	339	4.51%	29,384	335	4.46%	29,384	336	4.52%
Total interest
bearing liabilities	1,301,351	1,482	0.46%	1,285,553	1,504	0.47%	1,275,730	1,575	0.49%	1,280,439	1,633	0.51%	1,258,061	1,614	0.51%
Non-interest bearing
liabilities	385,118			378,679			395,746			394,472			400,138
Shareholders' equity	201,257			194,980			191,486			188,179			192,284
Total liabilities and
shareholders'
equity	$1,887,726			$1,859,212			$1,862,962			$1,863,090			$1,850,483

Net interest income (TE) and spread		$19,459	4.47%		$19,261	4.55%		$19,834	4.57%		$19,486	4.48%		$20,079	4.75%

Net interest margin			4.58%			4.66%			4.69%			4.60%			4.87%

Core net interest margin (Non-GAAP)(*)			4.39%			4.33%			4.31%			4.30%			4.33%

(*) See reconciliation of Non-GAAP financial measures on page 13.

MIDSOUTH BANCORP, INC. and SUBSIDIARIES
Reconciliation of Non-GAAP Financial Measures (unaudited)
(in thousands except per share data)

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Per Common Share Data		2014	2014	2013	2013	2013

Book value per common share		$14.25	$13.92	$13.21	$13.12	$12.92
Effect of intangible assets per share		4.39	4.41	4.45	4.51	4.53
Tangible book value per common share		$9.86	$9.51	$8.76	$8.61	$8.39

Diluted earnings per share		$0.34	$0.57	$0.29	$0.27	$0.29
Effect of efficiency consultant expenses, after-tax		0.01	-	-	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax		-	(0.24)	-	-	-
Diluted earnings per share, operating		$0.35	$0.33	$0.29	$0.27	$0.29

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
		2014	2014	2013	2013	2013
Average Balance Sheet Data

Total average assets	A	$1,887,726	$1,859,212	$1,862,962	$1,863,090	$1,850,483

Total equity		$201,257	$194,980	$191,486	$188,179	$192,284
Less preferred equity		41,491	41,968	41,997	41,997	41,997
Total common equity	B	$159,766	$153,012	$149,489	$146,182	$150,287
Less intangible assets		49,691	49,976	50,548	50,819	51,291
Tangible common equity	C	$110,075	$103,036	$98,941	$95,363	$98,996

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Core Net Interest Margin		2014	2014	2013	2013	2013

Net interest income (TE)		$19,459	$19,261	$19,834	$19,486	$20,079
Less purchase accounting adjustments		(745)	(1,258)	(1,515)	(1,175)	(2,095)
Net interest income, net of purchase accounting adjustments	D	$18,714	$18,003	$18,319	$18,311	$17,984

Total average earnings assets		$1,703,746	$1,676,783	$1,678,382	$1,678,923	$1,654,767
Add average balance of loan valuation discount		7,013	7,915	9,347	10,323	12,019
Average earnings assets, excluding loan valuation discount	E	$1,710,759	$1,684,698	$1,687,729	$1,689,246	$1,666,786

Core net interest margin	D/E	4.39%	4.33%	4.31%	4.30%	4.33%

		Three Months Ended
		June 30,	March 31,	December 31,	September 30,	June 30,
Return Ratios		2014	2014	2013	2013	2013

Net earnings available to common shareholders		$3,946	$6,678	$3,365	$3,072	$3,271
Efficiency consultant expenses, after-tax		70	34	-	-	-
Executive officer life insurance proceeds, net of related expenses, after-tax		-	(2,840)	-	-	-
Net earnings available to common shareholders, operating	F	$4,016	$3,872	$3,365	$3,072	$3,271

Annualized return on average assets, operating	F/A	0.85%	0.84%	0.72%	0.65%	0.71%
Annualized return on average common equity, operating	F/B	10.08%	10.26%	8.93%	8.34%	8.73%
Annualized return on average tangible common equity, operating	F/C	14.63%	15.24%	13.49%	12.78%	13.25%

   Certain financial information included in the earnings release and the associated Condensed Consolidated Financial Information (unaudited) is determined by methods other than in accordance with GAAP. The non-GAAP financial measure above is calculated by using "tangible common equity," which is defined as total common equity reduced by intangible assets. "Tangible book value per common share" is defined as tangible common equity divided by total common shares outstanding. "Diluted earnings per share, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by diluted weighted-average shares. "Core net interest margin" is defined as reported net interest margin less purchase accounting adjustments. "Annualized return on average assets, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average assets. "Annualized return on average common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average common equity. "Annualized return on average tangible common equity, operating" is defined as net earnings available to common shareholders adjusted for specified one-time items divided by average tangible common equity.

   We use non-GAAP measures because we believe they are useful for evaluating our financial condition and performance over periods of time, as well as in managing and evaluating our business and in discussions about our performance. We also believe these non-GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial condition as well as comparison to financial results for prior periods. These results should not be viewed as a substitute for results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP performance measures that other companies may use.